Exhibit 99.1

1300 Main Street, P.O. Box 130 • Atchison, Kansas 66002-0130
913.367.1480 • 800.255.0302 • Fax 913.367.0192	NEWS
www.mgpingredients.com • Symbol/Market: MGPI/NASDAQ	RELEASE

Contact:  Steve Pickman at 913-367-1480

For Immediate Release

MGP Ingredients, Inc. Schedules Fiscal 2006 Third Quarter Financial Release Date, Conference Call

ATCHISON, Kan., April 26, 2006 – MGP Ingredients, Inc. (Nasdaq/MGPI) will report its fiscal 2006 third quarter financial results prior to the market’s opening on Wednesday, May 10, to be followed by an investor conference call that day at 10 a.m. central time.

Participating in the conference call will be Ladd Seaberg, president and chief executive officer; Tim Newkirk, vice president and chief operating officer; Brian Cahill, vice president of finance and chief financial officer; and Michael Trautschold, executive vice president of business development. They will review the company’s third quarter results.

Stockholders and other interested persons may listen to the conference call via telephone by dialing (877) 715-5297 by 9:50 a.m. central time on May 10, or access it on the Internet at www.mgpingredients.com.

In business for more than half a century, MGP Ingredients, Inc. is a recognized pioneer in the development and production of natural grain-based products. The company has facilities in Atchison, Kan., Pekin, Ill., Kansas City, Kan., and Onaga, Kan. that utilize the latest technologies to assure high quality products and to maintain efficient production and service capabilities.

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